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                                                                      EXHIBIT 4a


                            FIRST AMENDMENT AGREEMENT

         This First Amendment Agreement is made as of the 10th day of December, 1998, by and among THE STANDARD PRODUCTS COMPANY, an Ohio corporation ("Borrower"), NATIONAL CITY BANK, as agent ("Agent"), and the banking institutions named in Schedule 1 to the Credit Agreement, as defined herein (the "Banks"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of September 26, 1997, as it may from time to time be amended, restated or otherwise modified (the "Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify the net worth financial covenant and by modifying certain other provisions thereof; and

         WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1. The Credit Agreement is hereby amended by deleting Section 5.7(a) in its entirety and by inserting in place thereof the following:

            (a) NET WORTH. Borrower shall not suffer or permit its Consolidated Net Worth at any time, based upon Borrower's financial statements for the most recent fiscal quarter, to fall below the minimum amount required, which minimum amount required shall be One Hundred Sixty Million Dollars ($160,000,000) on the Closing Date through June 29, 1998, with such minimum amount required to be positively increased by the Increase Amount on June 30, 1998, and by an additional Increase Amount on each successive June 30 thereafter; provided, however, for purposes of calculating Consolidated Net Worth for this Subsection 5.7(a), the following shall be added to such calculation: (i) Fifteen Million Dollars ($15,000,000) of goodwill reported by Borrower in connection with the acquisition by Borrower of the assets of OEM/Miller Corporation, and (ii) an amount equal to the actual amount paid by Borrower in connection with the repurchase by Borrower from time to time from and after September 26, 1997, of Borrower's common shares, in an amount not to exceed Thirty-Five Million Dollars ($35,000,000). As used herein, the term "Increase Amount" shall mean an amount equal to fifty percent (50%) of Borrower's Consolidated Net Earnings (with no deduction for losses) for the fiscal year then ended.

         2. Borrower hereby represents and warrants to Agent and the Banks that
(a) Borrower has the corporate power and authority to execute and deliver this First Amendment Agreement; (b) the official executing this First Amendment Agreement has been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the





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execution and delivery hereof by Borrower and the performance and observance by
Borrower of the provisions hereof do not violate or conflict with the organizational documents of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower;
(d) no Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of the First Amendment Agreement or by the performance or observance of any provision hereof; (e) Borrower does not have any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing, and Borrower and each Subsidiary hereby waives and releases Agent and each of the Banks, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all such claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto; and (f) this First Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         3. Each reference that is made in the Credit Agreement or any other writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         4. This First Amendment Agreement may be executed in any number of counterparts by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         5. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio.

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         6. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY
RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

Address: 2401 South Gulley Road                   THE STANDARD PRODUCTS COMPANY
         Dearborn, Michigan 48124
         Attention: Mr. Charles Nagy              By:  /s/ Charles Nagy
                    Treasurer                        ---------------------------
                                                           Treasurer
                                                           ---------------------

Address: National City Bank Building              NATIONAL CITY BANK
         1900 East Ninth Street, 10th Floor        As a Bank and as Agent
         Cleveland, Ohio  44114-3484
         Attention: Ms. Marybeth S. Howe          By:  /s/ Marybeth S. Howe
                    Senior Vice President            ---------------------------
                                                           Senior Vice President
                                                           ---------------------

Address: 500 Woodward Ave.                        COMERICA BANK
         Detroit, Michigan 48226-3265
         Attention: Mr. Michael Shea              By:  /s/ Michael T. Shea
                    Vice President                   ---------------------------
                                                           Vice President
                                                           ---------------------

Address: 611 Woodward Ave., 2nd Floor             NBD BANK
         Detroit, Michigan 48226
         Attention: Ms. Tess Kalil                By:  /s/ Mary Lu D. Cramer
                     Vice President                  ---------------------------
                                                           Vice President
                                                           ---------------------



                       [Signatures continued on next page]





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Address: 127 Public Square                        KEYBANK NATIONAL ASSOCIATION
         Cleveland, Ohio 44114
         Attn: Mr. J.T. Taylor                    By:  /s/ J. T. Taylor
               Vice President                        ---------------------------
                                                           Vice President
                                                           ---------------------


Address: One Wall Street, 22nd Floor              THE BANK OF NEW YORK
         New York, New York 10286
         Attn: Mr. William M. Barnum, Jr.         By:  /s/ William Barnum
               Vice President                        ---------------------------
                                                           Vice President
                                                           ---------------------


Address: 111 West Monroe Street                   HARRIS TRUST AND SAVINGS BANK
         10th Floor, West
         Chicago, Illinois 60603
         Attn: Mr. Kirby Law                      By:  /s/ Kirby M. Law
               Vice President                        ---------------------------
                                                           Vice President
                                                           ---------------------


Address: 100 Federal Street                       BANKBOSTON, N.A.
         Boston, Massachusetts 02110
         Attn: Mr. Rob MacElhiney                 By:  /s/ Robert W. MacElhiney
               Vice President                        ---------------------------
                                                           Vice President
                                                           ---------------------





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                            GUARANTOR ACKNOWLEDGMENT

         Each of the undersigned acknowledges and agrees (i) to remain bound by the terms and conditions of the Guaranty of Payment of Debt and the other Loan Documents executed and delivered by each of the undersigned to Agent for the benefit of the Banks, and (ii) that the liability of each of the undersigned pursuant to such Guaranty of Payment of Debt or other Loan Documents shall continue and remain in full force and effect. Each of the undersigned hereby consents to Borrower's execution of the First Amendment Agreement and further agrees that Agent and the Banks may rely on this acknowledgment in entering into the First Amendment Agreement.

         IN WITNESS WHEREOF, the foregoing acknowledgment has been executed and delivered as of December 10, 1998.


Address: 215 Oneta Street                         OLIVER RUBBER CORPORATION
         Athens, Georgia 30613
                                                  By:  /s/ Donald R. Sheley, Jr.
                                                     ---------------------------
                                                            Assistant Treasurer
                                                            --------------------


Address: 995 South Gardner Street                 HOLM INDUSTRIES, INC.
         Scottsburg, Indiana 47170
                                                  By:  /s/ Charles Nagy
                                                     ---------------------------
                                                           Assistant Treasurer
                                                           ---------------------



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